UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

Planet Labs PBC

(Exact name of Registrant as Specified in Its Charter)

California	001-40166	85-4299396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Harrison Street, Floor 4
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 829-3313

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PL	New York Stock Exchange
Warrants to purchase Class A Common Stock, at an exercise price of $11.50 per share	PL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

To the extent applicable, the information contained in Item 8.01 below related to the issuance of the Class B Shares (as defined below) is hereby incorporated by reference into this Item 3.02. Planet Labs PBC, a Delaware public benefit corporation (f/k/a dMY Technology Group, Inc. IV, the “Company”) issued the Class B Shares in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent applicable, the information contained in Item 8.01 below related to the issuance of the Class B Shares is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

Issuance of Certain Earnout Shares

As previously disclosed, the terms of the Agreement and Plan of Merger, dated July 7, 2021 (the “Merger Agreement”), by and among the Company, Photon Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Photon Merger Sub Two, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, and Planet Labs Inc. (“Legacy Planet”), contemplated the potential issuance of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and shares of Class B common stock, par value $0.0001 per share ( “Class B Common Stock”) to former qualifying securityholders of Legacy Planet (such shares, the “Contingent Consideration”). The Contingent Consideration of up to 27 million shares of common stock of the Company could be earned in four equal tranches (x) if the closing price of the Company’s Class A Common Stock equals or exceeds $15.00, $17.00, $19.00 and $21.00, over any 20 trading days within any 30 day trading period prior to the fifth anniversary of the closing of the transactions contemplated by the Merger Agreement (the “Closing”) or (y) if the Company consummates a change of control transaction that entitles its stockholders to receive a per share consideration of at least $15.00, $17.00, $19.00 and $21.00. Any right to Contingent Consideration that remains unvested on the first business day after five years from Closing will be forfeited without any further consideration.

On January 13, 2026 the Company issued an aggregate of 10,286,172 shares (the “Class A Shares”) of Class A Common Stock and 1,168,104 shares (the “Class B Shares” and, together with the Class A Shares, the “Earnout Shares”) of Class B Common Stock as a result of the closing price of the Class A Common Stock equaling or exceeding $15.00 and $17.00, respectively, for 20 out of 30 trading days preceding the issuance of the Earnout Shares.

All newly issued Class A Shares confer the same rights as all other outstanding shares of Class A Common Stock. All newly issued Class B Shares confer the same rights as all other outstanding shares of Class B Common Stock, including conferring 20 votes per share of Class B Common Stock and being subject to certain transfer restrictions and sunset provisions, each as more fully described in the Company’s restated certificate of incorporation and bylaws.

Following the issuance of the Earnout Shares on January 13, 2026, the Company had 306,262,586 shares of Class A Common Stock and 22,325,690 shares of Class B Common Stock outstanding.

Partial Vesting of Sponsor Earnout Securities

Additionally, pursuant to the Lockup Agreement, dated December 7, 2021 (the “Lockup Agreement”), by and among the Company, dMY Sponsor IV, LLC, a Delaware limited liability company (the “Sponsor”) and the Stockholder Parties (as defined in the Lockup Agreement), the Sponsor agreed that 862,500 shares of Class A Common Stock (“Sponsor Earnout Shares”) and 2,966,667 warrants to purchase Class A Common Stock (“Sponsor Earnout Warrants”), in each case held by the Sponsor immediately following Closing, would be unvested and vest in four equal tranches when the closing price of Class A Common Stock equals or exceeds $15.00, $17.00, $19.00 and $21.00, respectively, over any 20 trading days within any 30 day trading period prior to the fifth anniversary of the Closing. The Sponsor Earnout Securities that remain unvested on the first business day after five years from Closing will be cancelled by New Planet and will no longer be issued and outstanding.

The vesting condition has been satisfied with respect to 50% of the Sponsor Earnout Shares and 50% of the Sponsor Earnout Warrants as a result of the closing price of the Class A Common Stock equaling or exceeding $15.00 and $17.00, respectively, for 20 out of 30 trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Labs PBC

Date:	January 15, 2026	By:	/s/ Ashley Johnson
Ashley Johnson President and Chief Financial Officer